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                                                                EXHIBIT 10(v)

                                                                              #5
                                TRUST AGREEMENT
                                ---------------
       This Trust Agreement ("Trust Agreement") made this 28th day of October, 1987 by and between Cleveland-Cliffs Inc, an Ohio corporation
("Cleveland-Cliffs"), and AmeriTrust Company National Association, a national banking association, as trustee (the "Trustee");

                                  WITNESSETH:
                                  ----------
       WHEREAS, certain benefits are or may become payable under the provisions of certain Deferred Compensation Agreements ("Agreements") between Cleveland-Cliffs, or between The Cleveland-Cliffs Iron Company and assumed by Cleveland-Cliffs, effective July 1, 1985, and certain executives
("Executives"), to the persons (who may be Executives or beneficiaries of Executives) listed (from time to time as provided in Section 9(b) hereof) on Exhibit A hereto or to the beneficiaries of such persons (Executives and Executives' beneficiaries are referred to herein as "Trust Beneficiaries"), as the case may be;
              WHEREAS, the Agreements provide for certain deferred income benefits, and Cleveland-Cliffs wishes specifically to assure the payment to the Trust Beneficiaries of amounts due thereunder (the amounts so payable being collectively referred to here in as the "Benefits") in the event of a "Change of Control" (as defined herein);
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       WHEREAS, subject to Section 9 hereof, the amounts and timing of Benefits to which each Trust Beneficiary is presently or may become entitled are as provided in the Agreement applicable to him or her ("Applicable Agreement");
       WHEREAS, Cleveland-Cliffs wishes to establish a trust (the "Trust") and to transfer to the Trust assets which shall be held therein subject to the claims of the creditors of Cleveland-Cliffs to the extent set forth in Section
3 hereof until paid in full to all Trust Beneficiaries as Benefits in such manner and at such times as specified herein unless Cleveland-Cliffs is Insolvent (as defined herein) at the time that such Benefits become payable;
and
       WHEREAS, Cleveland-Cliffs shall be considered "Insolvent" for purposes of this Trust Agreement at such time as Cleveland-Cliffs (i) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or (ii) is unable to pay its debts as they mature.
       NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
       1. TRUST FUND: (a) Subject to the claims of its creditors to the extent set forth in Section 3 hereof, Cleveland-Cliffs hereby deposits with the
Trustee in trust Ten Dollars ($10.00) which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee
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as herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to Cleveland-Cliffs or any other person or entity on behalf of Cleveland-Cliffs except as herein expressly provided.
       (b) The Trust hereby established shall be revocable by Cleveland-Cliffs at any time prior to the date on which occurs a "Change of Control," as that term is defined in this Section 1(b); on or after such date ("Irrevocability Date"), this Trust shall be irrevocable. Cleveland-Cliffs shall notify the Trustee promptly in the event that a Change of Control has occurred. The term "Change of Control" shall mean the occurrence of any of the following events:
              (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of Cleveland-Cliffs;
              (ii) Cleveland-Cliffs shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Cleveland-Cliffs, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;
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              (iii)  Cleveland-Cliffs shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;
              (iv)   a person, within the meaning of Section 3(a)(9) or of
              Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly, indirectly, beneficially or of record), or
              (v)    during any period of two consecutive years, individuals
              who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs, of each Director first elected during any such period was approved by a vote of at least two-thirds of the Directors of Cleveland-Cliffs then still in office who are Directors of Cleveland-Cliffs on the date at the beginning of any such period.
For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.
       (c) Upon the earlier to occur of (i) a Change of Control or (ii) a declaration by the Board of Directors of
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Cleveland-Cliffs that a Change of Control is imminent, Cleveland-Cliffs shall promptly, and in any event within five (5) business days, transfer to the Trustee to be added to the principal of the Trust under this Trust Agreement property or cash equal to the then value of the separate accounts of the Executives under the Agreements. Any payments by the Trustee pursuant to this Trust Agreement shall, to the extent thereof, discharge the obligation of Cleveland-Cliffs to pay benefits under the Agreements, it being the intent of Cleveland-Cliffs that assets in the Trust established hereby be held as security for the obligation of Cleveland-Cliffs to pay benefits under the Agreements.
       (d) The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of Cleveland-Cliffs exclusively for he uses and purposes herein set forth. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust beneficiary as Benefits as provided herein.
       (e) Any Company may at any time or from time to time make additional deposits of cash or other property in the Trust to augment the principal to be held, administered and disposed of by the Trustee as herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to Cleveland-Cliffs or any other person or entity
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on behalf of Cleveland-Cliffs except as herein expressly provided.
       (f)    The term "Company" as used herein shall mean Cleveland-Cliffs, any wholly owned subsidiary or any entity that is a successor to Cleveland-Cliffs in ownership of substantially all its assets.
       (g)    The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, and shall be construed accordingly.
       2. PAYMENTS TO TRUST BENEFICIARIES. (a) Provided that Cleveland-Cliffs is not Insolvent and commencing with the earliest to occur of
(i) appropriate notice by Cleveland-Cliffs to the trustee, or (ii) the Irrevocability Date, the Trustee shall make payments of Benefits to each Trust Beneficiary from the assets of the Trust in accordance with the terms of the Agreements and subject to Section 9 hereof. The Trustee shall make provision for withholding of any federal, state, or local taxes that may be required to be withheld by the Trustee in connection with the payment of any Benefits hereunder.
       (b) If the balance of an Executive's separate account maintained pursuant to Section 7(b) hereof is not sufficient to provide for full payment of Benefits to which such Executive's Trust Beneficiaries are entitled as provided herein, Cleveland-Cliffs shall make the balance of each such payment as provided in his Applicable Agreement.  No payment from the Trust assets
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to a Trust Beneficiary shall exceed the balance of such separate account.
       3. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO A TRUST BENEFICIARY WHEN CLEVELAND-CLIFFS IS INSOLVENT: (a) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of Cleveland-Cliffs. The Board of Directors ("Board") of Cleveland-Cliffs and its Chief Executive Officer ("CEO") shall have the duty to inform the Trustee if either the Board or the CEO believes that Cleveland-Cliffs is Insolvent. If the Trustee receives a notice from the Board, the CEO, or a creditor of Cleveland-Cliffs alleging that
Cleveland-Cliffs is Insolvent, then unless the Trustee independently determines that Cleveland-Cliffs is not Insolvent, the Trustee shall (i) discontinue payments to any Trust Beneficiary, (ii) hold the Trust assets for the benefit of the general creditors of Cleveland-Cliffs, and (iii) promptly seek the determination of a court of competent jurisdiction regarding the Insolvency of Cleveland-Cliffs. The Trustee shall deliver any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of Cleveland-Cliffs as a court of competent jurisdiction may direct. Such payments of principal and income shall be borne by the separate accounts of the Trust Beneficiaries in proportion to the balances on the date of such court order of their respective accounts maintained pursuant to Section 7(b) hereof. If payments to any
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Trust Beneficiary have been discontinued pursuant to this Section 3(a), the
Trustee shall resume payments to such Trust Beneficiary only after receipt of an order of a court of competent jurisdiction. The Trustee shall have no duty to inquire as to whether Cleveland-Cliffs is Insolvent and may rely on information concerning the Insolvency of Cleveland-Cliffs which has been furnished to the Trustee by any person. Nothing in this Trust Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue his rights as a general creditor of Cleveland-Cliffs with respect to Benefits or otherwise, and the rights of each Trust Beneficiary under the Applicable Agreement shall in no way be affected or diminished by any provision of this Trust Agreement or action taken pursuant to this Trust Agreement except that any payment actually received by any Trust Beneficiary hereunder shall reduce dollar-per-dollar amounts otherwise due to such Trust Beneficiary pursuant to the Applicable Agreement.
       (b) If the Trustee discontinues payments of Benefits from the Trust pursuant to Section 3(a) hereof, the Trustee shall, to the extent it has liquid assets, place cash equal to the discontinued payments (to the extent not paid to creditors pursuant to Section 3(a) and not paid to the Trustee pursuant to
Section 10 hereof) in such interest-bearing deposit accounts or certificates of deposit (including any such accounts or certificates issued or offered by the Trustee or any successor corporation but excluding obligations of Cleveland-Cliffs) as
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determined by the Trustee in its sole discretion.  If the Trustee subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Trust Beneficiaries in accordance with this Trust Agreement during the period of such discontinuance, less the aggregate amount of payments made to any Trust Beneficiary by Cleveland-Cliffs pursuant to the Applicable Agreement during any such period of discontinuance, together with interest on the net amount delayed determined at a rate equal to the rate paid on the accounts or deposits selected by the Trustee; provided, however, that no such payment shall exceed the balance of the respective Executive's account as provided in Section 7(b) hereof.
       4. PAYMENTS TO CLEVELAND-CLIFFS: Except to the extent expressly contemplated by Section l(b) hereof, Cleveland-Cliffs shall have no right or power to direct the Trustee to return any of the Trust assets to Cleveland-Cliffs before all payments of Benefits have been made to all Trust Beneficiaries as herein provided.
       5.     INVESTMENT OF PRINCIPAL: The Trustee shall invest and reinvest the principal of the Trust, including any income accumulated and added to principal, as directed by the Compensation Committee of the Board of Directors of Cleveland-Cliffs (which direction may include investment in Common Shares of Cleveland-Cliffs). In the absence of any such direction,
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the Trustee shall have sole power to invest the assets of the Trust (including investment in Common Shares of Cleveland-Cliffs). The Trustee shall act at all times, however, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall not be required to invest nominal amounts.
       6. INCOME OF THE TRUST: Except as provided in Section 3 hereof, during the continuance of this Trust all net income of the Trust shall be allocated not less frequently than monthly among the Trust Beneficiaries' separate accounts in accordance with Section 7(b) hereof.
       7. ACCOUNTING BY TRUSTEE: (a) The Trustee shall keep records in reasonable detail of all investments, receipts, disbursements and all other transactions required to be done, including such specific records as shall be agreed upon in writing by Cleveland-Cliffs and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by Cleveland-Cliffs, by any Executive, or in the event of an Executive's death or adjudged
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incompetence by his Trust Beneficiaries (as to his account), or by any agent or representative of any of the foregoing. Within 60 calendar days following the end of each calendar year and within 60 calendar days after the removal or resignation of the Trustee, the Trustee shall deliver to Cleveland-Cliffs and to each Executive, or in the event of his death or adjudged incompetence, his Trust Beneficiaries (as to his account) a written account of its administration of the Trust during such year or during the period from the end of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, rights and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Such written accounts shall reflect the aggregate of the Trust accounts and status of each separate account maintained for each Executive.
       (b) The Trustee shall maintain a separate account for each Trust Beneficiary. The Trustee shall credit or debit each Trust Beneficiary's account as appropriate to reflect such Trust Beneficiary's allocable portion of the Trust assets, as such Trust assets may be adjusted from time to time pursuant to the terms of this Trust Agreement. Prior to the Irrevocability
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Date, all deposits of principal pursuant to Section 1(a) hereof shall be allocated as directed by Cleveland-Cliffs; on or after such date deposits of principal, once allocated, may not be reallocated by Cleveland-Cliffs. Income, expense, gain or loss on assets allocated to the separate accounts of the Trust Beneficiaries shall be allocated separately to such accounts by the Trustee in proportion to the balances of the separate accounts of the Executives.
       8. RESPONSIBILITY OF TRUSTEE: (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval, contemplated by and complying with the terms of this Trust Agreement, given in writing by Cleveland-Cliffs, by the Compensation Committee or by a Trust Beneficiary applicable to his or her beneficial interest herein; and provided, further, that the Trustee shall have no duty to seek additional deposits of principal from Cleveland-Cliffs for additional amounts accrued under the Agreements, and the Trustee shall not be responsible for the adequacy of this Trust.
       (b) The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock,
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other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.
       (c) The Trustee may hold securities in bearer form and may register securities and other property held in the trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the trust fund.
       (d)    If the Trustee shall undertake or defend any litigation arising in connection with this Trust Agreement, it shall be indemnified by Cleveland-Cliffs against its costs, expenses and liabilities (including without limitation attorneys' fees and expenses) relating thereto.
       (e) The Trustee may consult with legal counsel, independent accountants and actuaries (who may be counsel independent accountants or actuaries for Cleveland-Cliffs) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel, independent accountants and actuaries.
       (f) The Trustee may rely and shall be protected in acting or refraining from acting within the authority granted
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by the terms of this Trust Agreement upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.
       (g)    The Trustee may hire agents, accountants, actuaries, and
financial consultants, who may be agents, accountants, actuaries, or financial consultants, as the case may be, for Cleveland-Cliffs, and shall not be answerable for the conduct of same if appointed with due care.
       (h) The Trustee is empowered to take all actions necessary or advisable in order to collect any benefits or payments of which the Trustee is the designated beneficiary.
       (i)    The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.
       9. AMENDMENTS, ETC. TO AGREEMENTS AND PLAN; COOPERATION OF CLEVELAND-CLIFFS:
       (a)    Cleveland-Cliffs shall promptly furnish the Trustee a complete and correct copy of each Agreement, and Cleveland-Cliffs shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor thereto, whereupon such amendment, restatement or successor shall be incorporated herein by reference, provided that such amendment, restatement or successor shall not affect the Trustee's duties and responsibilities hereunder without the consent of the Trustee.
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       (b)    Cleveland-Cliffs shall provide the Trustee with all information requested by the Trustee for purposes of determining payments to the Trust Beneficiaries or withholding of taxes as provided in Section 2. Upon the failure of Cleveland-Cliffs or any Trust Beneficiary to provide any such information, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (i) compute the amount payable hereunder to any Trust Beneficiary; and (ii) notify Cleveland-Cliffs and the Trust Beneficiary in writing of its computations. Thereafter this Trust Agreement shall be construded as to the Trustee's duties and obligations hereunder in accordance with such Trustee determinations without further action; provided, however, that no such determinations shall in any way diminish the rights of any Trust Beneficiary hereunder or under the applicable Agreement; and provided, further, that no such determinations shall be deemed to modify this Trust Agreement or any Agreement.
       (c) At such times as may in the judgment of Cleveland-Cliffs be appropriate, Cleveland-Cliffs shall furnish to the Trustee any amendment to Exhibit A for the purpose of the addition of additional Executives (or the deletion of Executives who (together with their Trust Beneficiaries) have no Benefits currently due or payable in the future) to Exhibit A; provided, however, that no such amendment shall be made after the Irrevocability Date.
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       10.    COMPENSATION AND EXPENSES OF TRUSTEE: The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by Cleveland-Cliffs and the Trustee. The Trustee shall also be entitled to reimbursement of its reasonable expenses incurred with respect to the administration of the Trust including fees and expenses incurred pursuant to Sections 8(d), 8(e) and 8(g) and liabilities to creditors pursuant to court direction as provided in Section 3(a) hereof. Such compensation and expenses shall in all events be payable either directly by Cleveland-Cliffs or, in the event that Cleveland-Cliffs shall refuse, from the assets of the Trust and charged pro rata in proportion to each separate account balance. The Trust shall have a claim against Cleveland-Cliffs for any such compensation or expenses so paid.
       11. REPLACEMENT OF THE TRUSTEE: (a) Prior to the Irrevocability Date, the Trustee may be removed by Cleveland-Cliffs. On or after the Irrevocability Date, the Trustee may be removed at any time by agreement of Cleveland-Cliffs and a majority of the Executives. The Trustee may resign after providing not less than 90 days' notice to Cleveland-Cliffs and to the Executives. In case of removal or resignation a new trustee, which shall be independent and not subject to control of either Cleveland-Cliffs or the Trust Beneficiaries, shall be appointed as shall be agreed by Cleveland-Cliffs and a majority of the Executives. No such
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removal or resignation shall become effective until the acceptance of the trust by a successor trustee designated in accordance with this Section 11. If the Trustee should resign, and within 45 days of the notice of such resignation Cleveland-Cliffs and the Executives shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall appoint a successor Trustee, which shall be a bank or trust company, wherever located, having a capital and surplus of at least $500,000,000 in the aggregate.
       (b)    For purposes of the removal or appointment of a Trustee under this Section 11, (i) if any Executive shall be deceased or adjudged incompetent, such Executive's Trust Beneficiaries shall participate in such Executive's stead, and (ii) a Trust Beneficiary shall not participate if all payments of Benefits then currently due or payable in the future have been made to such Trust Beneficiary.
       12. AMENDMENT OR TERMINATION: (a) This Trust Agreement may be amended by Cleveland-Cliffs and the Trustee without the consent of any Trust Beneficiaries provided the amendment does not adversely affect any Trust Beneficiary. This Trust Agreement may also be amended at any time and to any extent by a written instrument executed by the Trustee, Cleveland-Cliffs and the Trust Beneficiaries, except to alter Section 12(b), and except that amendments to Exhibit A contemplated by Section 9(b) hereof shall be made as therein provided.
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       (b)    The Trust shall terminate on the date on which the Trust no longer contains any assets, or, if earlier, the date on which each Trust Beneficiary is entitled to no further payments hereunder.
       (c)    Upon termination of the Trust as provided in Section 12(b)
hereof, any assets remaining in the Trust shall be returned to
Cleveland-Cliffs.
       13.    SPECIAL DISTRIBUTION: (a) It is intended that (i) the creation of, and transfer of assets to, the Trust will not cause the Plan to be other than "unfunded" for purposes of title I of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision thereto ("ERISA");
(ii) transfers of assets to the Trust will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers cause a currently taxable benefit to be realized by a Trust Beneficiary pursuant to the "economic benefit" doctrine; and (iii) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includable as compensation in the gross income of a Trust Beneficiary in the taxable year or years in which such amounts are actually distributed or made available to such Trust Beneficiary by the Trustee.
       (b) Notwithstanding anything to the contrary contained in this Trust Agreement, in the event it is determined by a final decision of the Internal Revenue Service, or, if an appeal is taken therefrom, by a court of
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competent jurisdiction that (i) by reason of the creation of, and a transfer of assets to, the Trust, the Trust is considered "funded" for purposes of title I of ERISA; or (ii) a transfer of assets to the Trust is considered a transfer of property for purposes of section 83 of the Code or any successor provision thereto; or (iii) a transfer of assets to the Trust causes a Trust Beneficiary to realize income pursuant to the "economic benefit" doctrine; or (iv) pursuant to section 451 of the Code or any successor provision thereto, amounts are includable as compensation in the gross income of a Trust Beneficiary in a taxable year that is prior to the taxable year or years in which such amounts would, but for this Section 13, otherwise actually be distributed or made available to such Trust Beneficiary by the trustee, then (A) the assets held in Trust shall be allocated in accordance with Sect on 7(b) hereof, and (B)
subject to the last sentence of Section 2(b) hereof, the Trustee shall promptly make a distribution to each affected Trust Beneficiary which, after taking into account the federal, state and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state and local income taxes, interest due thereon, and penalties assessed with respect thereto, which are attributable to amounts that are includable in the income of such Trust Beneficiary for any of the reasons described in clause (i), (ii), (iii) or (iv) of this Section 13(b).
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       14.    SEVERABILITY ALIENATION, ETC.: (a) Any provision of this Trust
Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.
       (b) To the extent permitted by law, benefits to Trust Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit provided for herein and actually paid to any Trust Beneficiary by the Trustee shall be subject to any claim for repayment by Cleveland-Cliffs or Trustee.
       (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
       (d) This Trust Agreement may be executed in two or more counterparts, each of which shall be considered an original agreement. This Trust Agreement shall become effective immediately upon the execution by Cleveland-Cliffs of at least one counterpart, it being understood that all parties need not sign the same counterpart, but shall not bind any Trustee until such Trustee has executed at least one counterpart.
       15. NOTICES; IDENTIFICATION OF CERTAIN TRUST BENEFICIARIES: (a) All notices, requests, consents and other

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communications hereunder shall be in writing and shall be deemed to have been duly given when received:
              If to the Trustee, to:

              AmeriTrust Company National Association
              900 Euclid Avenue
              Cleveland, Ohio 44115

              Attention:  Trust Department
                          Employee Benefit Administration

              If to Cleveland-Cliffs, to:

              Cleveland-Cliffs Inc
              1100 Superior Avenue
              Cleveland, OH 44114

              Attention:  Secretary

              If to the Executives or to the Trust Beneficiaries, to the addresses listed on Exhibit A hereto provided, however, that if any party or any Trust Beneficiary or his or its successors shall have designated a different address by written notice to the other parties, then to the last address so designated.
       (b) Cleveland-Cliffs shall provide the Trustee with the names of any beneficiary or beneficiaries designated by
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Executives or beneficiaries under the Plan (and who are, therefore, Trust
Beneficiaries hereunder).
       IN WITNESS WHEREOF, Cleveland-Cliffs has caused counterparts of this
Trust Agreement to be executed on its behalf at   4:13   p.m.  Eastern Standard
Time on October 28, 1987, each of which shall be an original agreement, intending that the Trust shall be effective immediately, and the Trustee has caused counterparts of this Trust Agreement to be executed on its behalf at
4:14   p.m. Eastern Standard Time on October 28, 1987.


                                        CLEVELAND-CLIFFS INC


                                        By:  Richard F. Novak
                                             ----------------
                                          Its:  Vice President - Human Resources
                                                --------------------------------


                                        AMERITRUST COMPANY NATIONAL
                                        ASSOCIATION


                                        By:  Gary W. Queen
                                             -------------
                                            Its:  Senior Vice President
                                                  ---------------------




5058C